Exhibit 10.14

Execution Version

AMENDED AND RESTATED

VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) is among Vintage Wine Estates, Inc., a California corporation (the “Company”), Marital Trust D under the Leslie G. Rudd Living Trust (as successor to the Leslie G. Rudd Living Trust) and the SLR Non-Exempt Trust (as successor to the SLR 2012 Gift Trust) (each, a “Rudd Shareholder” and, together, the “Rudd Shareholders”) and the Patrick A. Roney and Laura G. Roney Trust and Sean Roney (each, a “Roney Shareholder” and, together, the “Roney Shareholders”), each in its or his capacity as a shareholder (each, a “Shareholder” and, collectively, the “Shareholders”) of the Company. Leslie G. Rudd is referred to herein individually as “Rudd” and Patrick A. Roney is referred to herein individually as “Roney.” All provisions of this Agreement shall be effective upon the Closing referred to below.

RECITAL

A. Rudd and Roney founded the Company and managed its growth and development together until Rudd passed away in 2018;

B. The Rudd Shareholders and the Roney Shareholders collectively own a majority of the issued and outstanding Shares (as defined below) in the Company;

C. The Rudd Shareholders and the Roney Shareholders are privy to an Amended and Restated Voting Agreement dated as of April 3, 2018 with and relating to the Company (the “Existing Agreement”).

D. The Rudd Shareholders and the Roney Shareholders have consented to the terms and conditions of that certain Transaction Agreement dated February 3, 2021 among Bespoke Capital Acquisition Corp., a special purpose acquisition corporation incorporated under the laws of the Province of British Columbia (“Parent”), VWE Acquisition Sub Inc., a Delaware corporation (“Merger Sub”), and the Company, among other parties (the “Transaction Agreement”), and the consummation of the transactions contemplated by the Transaction Agreement (the “Closing”);

E. Among the transactions contemplated by the Transaction Agreement are: the domestication of Parent as a Nevada corporation and the change of its name to Vintage Wine Estates, Inc.; and the merger of Merger Sub with and into the Company, with the result that the Company will become a wholly-owned subsidiary of Parent upon the Closing; and

F. Upon the Closing, the Rudd Shareholders and the Roney Shareholders also will become parties to a certain Investor Rights Agreement as defined in the Transaction Agreement (the “Investor Rights Agreement”), which will govern certain voting and other matters that may also be addressed by this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Voting.

1.1 Voting. Each Shareholder who is a party to this Agreement agrees to vote, or cause to be voted, in each case pursuant to written instructions, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, as required by this Agreement, including, without limitation, voting for members of the Board of Directors of Parent (the “Board”).

(a) Until his death or incapacity, Roney may, after conferring with the Rudd Representative, exercise the right to determine how all Shareholders who are parties to this Agreement shall vote, act or consent pursuant to this Section 1.1.

(b) Upon the death or incapacity of Roney, the trustee of the Rudd Shareholder that owns the most Shares (the “Rudd Representative”) may exercise the right to determine how all Shareholders who are parties to this Agreement shall vote, act or consent pursuant to this Section 1.1.

For purposes of this Agreement, the term “Shares” shall mean and include any securities issued by Parent the holders of which are entitled to vote for members of the Board, including, without limitation, all shares of Parent common stock owned upon the Closing or subsequently acquired by a Shareholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2 No Liability for Election of Recommended Directors. No Shareholder, nor any Affiliate (as defined below) of any Shareholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of Parent, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement. For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

2. Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to Roney or the Rudd Representative, as the case may be (each, the “Proxy Holder”), with full power of substitution, with respect to the matters set forth herein, including, without limitation, election of persons as members of the Board and votes on matters of business in accordance with Section 1 hereto, and hereby authorizes the Proxy Holder to represent and vote, if and only if the party (a) fails to vote, or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the direction of the Proxy Holder, all of such party’s Shares as determined by the Proxy Holder in its sole discretion. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the other parties to this Agreement in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 4.6 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares (other than those granted pursuant to the Investor Rights Agreement) and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 5 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement or the Investor Rights Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

3. Specific Enforcement; Remedies Cumulative. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4. Miscellaneous.

4.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as otherwise expressly provided in this Agreement or in the Investor Rights Agreement. Except in connection with a permitted transfer of a Shareholder’s Shares that is in compliance with the Investor Rights Agreement, the rights and obligations of a Shareholder hereunder may not be assigned under any circumstances.

4.2 Governing Law. This Agreement shall be governed by the internal laws of the State of California without regard to principles relating to conflicts of law.

4.3 Counterparts. This Agreement may be executed in or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.5.

4.6 Effective Date, Amendments, Waivers and Termination. The Existing Agreement shall terminate and this Agreement shall become effective upon the Closing. Thereafter, this Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by Shareholders holding more than fifty percent (50%) of the Shares of the Roney Shareholders and Shareholders holding more than fifty percent (50%) of the Shares of the Rudd Shareholders, which shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver. Otherwise, this Agreement shall remain in effect unless and until the Transaction Agreement or the Investor Rights Agreement shall terminate in accordance with its terms, whereupon this Agreement shall terminate. The Existing Agreement shall be reinstated so as to be binding upon the parties to this Agreement upon any termination of the Transaction Agreement.

4.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.8 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.9 Entire Agreement. This Agreement, along with the Investor Rights Agreement, constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof. The Existing Agreement and any other written or oral agreement relating to the subject matter hereof existing between persons that are party or privy to this Agreement are expressly canceled, subject to reinstatement as provided in Section 4.6.

4.10 Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Shareholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement.

4.11 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law, the Investor Rights Agreement and the applicable provisions of the Bylaws of the Company. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

4.12 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.13 Dispute Resolution; Jury Trial Waiver. The parties hereto agree that the appropriate, exclusive and convenient forum for any disputes between any of the parties hereto arising out of or related to this Agreement or the transactions contemplated hereby shall be the courts sitting in Oakville, California. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of such courts for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts, and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address set forth above shall be effective service of process for any action, suit or proceeding brought in any such court). Each party hereto hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND

THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

4.14 Aggregation of Stock. All Shares held or acquired by a Shareholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

4.15 Spousal Consent. If any individual Shareholder is married on the date of this Agreement and resident of a state where such Shareholder is subject to community property laws, such Shareholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Shareholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Shareholder resident of a state where such Shareholder is subject to community property laws should marry or remarry subsequent to the date of this Agreement, such Shareholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

4.16 Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Voting Agreement as of immediately before the Closing.

VINTAGE WINE ESTATES, INC.

By:	/s/ Patrick A. Roney
Name:	Patrick A. Roney
Title:	Chief Executive Officer

MARITAL TRUST D UNDER THE LESLIE G. RUDD LIVING TRUST U/A/D 3/31/1999, AS AMENDED

By:	/s/ Darrel D. Swank
Name:	Darrell D. Swank
Title:	Trustee

By:	/s/ Steven Kay
Name:	Steven Kay
Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

VINTAGE WINE ESTATES, INC.

SLR NON-EXEMPT TRUST UAD 4/21/2018

By:	/s/ Darrell D. Swank
Name:	Darrell D. Swank
Title:	Trustee

By:	/s/ Steven Kay
Name:	Steven Kay
Title:	Trustee

By:	/s/ Patrick A. Roney
Name:	Patrick A. Roney
Title:	Trustee

PATRICK A. RONEY AND LAURA G. RONEY TRUST

By:	/s/ Patrick A. Roney
Name:	Patrick A. Roney
Title:	Trustee

By:	/s/ Laura G. Roney
Name:	Laura G. Roney
Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

VINTAGE WINE ESTATES, INC.

SEAN RONEY

By:	/s/ Sean Roney
Name:	Sean Roney

SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

VINTAGE WINE ESTATES, INC.

EXHIBIT A

CONSENT OF SPOUSE

I, Brittany Roney, spouse of Sean Roney, acknowledge that I have read the Amended and Restated Voting Agreement to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the content of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated: May 17, 2021

/s/ Brittany Roney
Brittany Roney